Exhibit 10.5
UNITED STATES OF AMERICA
Before The
OFFICE OF THRIFT SUPERVISION
__________________________

)
In the Matter of	)
)
BankAtlantic	)	Order No.:
Fort Lauderdale, Florida	)
	)	Date:
OTS Docket No. 05551)
)
__________________________
ORDER OF ASSESSMENT OF
A CIVIL MONEY PENALTY
     WHEREAS, BankAtlantic, Fort Lauderdale, Florida, OTS Docket No. 05551 (BankAtlantic), by and through its Board of Directors, has executed a Stipulation and Consent to the Issuance of an Order to Cease and Desist for Affirmative Relief and an Order of Assessment of a Civil Money Penalty (Stipulation); and
     WHEREAS, BankAtlantic, by its execution of the Stipulation, has consented and agreed to the issuance of this Order of Assessment of a Civil Money Penalty (Order), by the Office of Thrift Supervision (OTS), pursuant to 12 U.S.C. 1818(i).1
     WHEREAS, the Director of the OTS has delegated to the Regional Directors of the OTS the authority to issued Orders of Assessment of a Civil Money Penalty on behalf of the OTS where the institution that is the subject of the Order has consented to the issuance of the Order.
NOW THEREFORE, IT IS ORDERED that:
     1. Within ten (10) calendar days of the date of this Order, BankAtlantic shall pay a civil money penalty in the amount of ten million dollars ($10,000,000.00).

[1]	All references to the United States Code (“U.S.C.”) are as amended, unless otherwise indicated.

     2. Payment of the penalty assessed pursuant to paragraph 1 of this Order shall be concurrent with the civil forfeiture of ten million dollars ($10,000,000.00) assessment by the U.S. Department of Justice in a Deferred Prosecution Agreement with BankAtlantic, dated _______________, and shall be satisfied by a single payment in the amount of ten million dollars ($10,000,000.00) paid pursuant to the terms of that Deferred Prosecution Agreement.
     3. The Stipulation is made of part hereof and is incorporated by this reference.
     4. This Order is and shall become effective on the date it is issued, as shown in the caption hereof. The Stipulation and the Order shall remain in effect until terminated, modified or suspended in writing by OTS, acting through its Director, Regional Director, or other authorized representative. The order, however, will terminate automatically on the day following the day on which BankAtlantic makes full payment of the penalty assessed by this Order.

OFFICE OF THRIFT SUPERVISION
By:	/s/ John E. Ryan
John E. Ryan
Regional Director Southeast Region

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